UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2024 (March 8, 2024)

VERIS RESIDENTIAL, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

VERIS RESIDENTIAL, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	VRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2024 (the “Effective Date”), Veris Residential, Inc. (the “Company”) and Veris Residential UK Ltd., an indirect subsidiary of the Company, entered into an amended and restated executive employment agreement with Mahbod Nia (the “Employment Agreement”) for Mr. Nia to continue to serve as the Company’s Chief Executive Officer effective as of the Effective Date. The Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”) approved, and based on the Compensation Committee’s recommendation, the Board approved and ratified, and the Company has entered into the Employment Agreement as of the Effective Date.

The Employment Agreement with Mr. Nia provides as follows:

•	An initial term ending March 8, 2025, subject to automatic annual renewals thereafter unless earlier terminated.

•	An annual base salary of $800,000, subject to potential merit increases (but not decreases) each year.

•	A target annual bonus opportunity of 150% of base salary, with a threshold bonus of 50% of target bonus opportunity and a maximum bonus of 200% of target bonus opportunity in each case based on performance goals to be established annually by the Compensation Committee or the Board.

•	Each calendar year while Mr. Nia is employed, Mr. Nia will be eligible for an annual equity award under the Company’s then-current equity incentive plan with an annual aggregate grant date fair value of $4,400,000. One-half of each annual equity award will vest subject to time-based vesting conditions, and the remaining one-half of each annual equity award will vest subject to performance-based vesting conditions.

•	In addition to standard employee benefits (including health coverage for Mr. Nia and his dependents in the U.S. and the U.K, not to exceed a cost to the Company of $25,000 per year), Mr. Nia will receive up to $30,000 per year in tax compliance assistance, and, in the event that Mr. Nia relocates his principal residence to the Jersey City, New Jersey metropolitan area, a reloctation allowance of $700,000.

•	Upon a termination on account of death or disability, Mr. Nia, or his beneficiaries in the case of death, will receive accrued and unpaid base salary, expense reimbursement and benefits under the applicable health and welfare plans through the termination date, a prorated average bonus paid to Mr. Nia over the three calendar years prior to the date of termination, and up to 12 months of continued medical coverage for Mr. Nia and his dependents. Mr. Nia’s outstanding equity awards will be treated in accordance with their terms.

•	Upon a termination without “cause” (as defined in the Employment Agreement) or by Mr. Nia for “good reason” (as defined in the Employment Agreement), subject to execution of a release of claims, Mr. Nia will be entitled to (i) cash severance equal to 2 times (the “Multiplier”) the sum of his base salary and average annual bonus paid over the three calendar years prior to the date of termination, paid in equal installments over a 2-year period following the date of his termination, but, if such termination occurs within the period commencing 3 months prior to a “change in control” (as defined in the Employment Agreement) and ending 1 year following a “change in control,” the Multiplier will increase to 3 times and the cash severance will be paid in a lump sum; (ii) up to 18 months of continued medical coverage for Mr. Nia and his dependents; (iii) accelerated vesting of any then-outstanding time-based equity awards; and (iv) eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time Mr. Nia remained employed during the applicable performance period and actual performance over the applicable performance period.

Under the Employment Agreement, Mr. Nia will be subject to certain restrictive covenants, including non-competition and non-solicitation covenants during his employment and for 1 year following termination of employment, and perpetual confidentiality and non-disparagement covenants..

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1	Amended and Restated Executive Employment Agreement dated as of March 8, 2024 by and among Mahbod Nia, Veris Residential UK Ltd. And Veris Residential, Inc..

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIS RESIDENTIAL, INC.

Dated: March 11, 2024	By:	/s/ Taryn Fielder
Taryn Fielder
General Counsel and Secretary

VERIS RESIDENTIAL, L.P.

	By:	Veris Residential, Inc., its general partner

Dated: March 11, 2024		By:	/s/ Taryn Fielder
Taryn Fielder
General Counsel and Secretary

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